IPEC HOLDINGS INC.

NON-QUALIFIED STOCK OPTION AGREEMENT

UNDER THE 2002 STOCK OPTION PLAN

THIS AGREEMENT is made as of _____________, between IPEC HOLDINGS INC., a Nevada corporation (the “Company”), and ___________ (the "Optionee").

THE PARTIES AGREE AS FOLLOWS:

1.	Option Grant. The Company hereby grants to the Optionee an option (the “Option”) to purchase the number of shares of the Company's common stock (the “Shares”), for an exercise price per share (the “Option Price”) and based upon a Grant Date, all as set forth below:

Shares under option:	______
Option Price per Share:	______
Grant Date:	______
Vesting and Expiration:	______

The Option will be subject to all of the terms and conditions set forth herein and in the Company’s Amended and Restated 2002 Stock Option Plan (the “Option Plan”), a copy of which is attached hereto and incorporated by reference. The Option granted hereunder will be a non-qualified stock option.

2.	Stockholder Rights. No rights or privileges of a stockholder in the Company are conferred by reason of the granting of the Option. Optionee will not become a stockholder in the Company with respect to the Shares unless and until the Option has been properly exercised and the Option Price fully paid as to the portion of the Option exercised.

3.	Termination. Subject to earlier termination as provided in the Option Plan, this Option will expire, unless previously exercised in full, on the dates set forth above in Section 1.

4.	Terms of the Option Plan. The Optionee understands that the Option Plan includes important terms and conditions that apply to this Option. Those terms include (without limitation): important conditions to the right of the Optionee to exercise the Option; important restrictions on the ability of the Optionee to transfer the Option or to transfer Shares received upon exercise of the Option; and early termination of the Option following the occurrence of certain events, including the Optionee no longer being an employee, director, consultant or independent contractor to or of the Company or its subsidiaries. The Optionee acknowledges that he or she has read the Option Plan, agrees to be bound by its terms, and makes each of the representations required to be made by the Optionee under it.

5.	Miscellaneous. This Agreement (together with the Option Plan) sets forth the complete agreement of the parties concerning the subject matter hereof, superseding all prior agreements, negotiations and understandings. This Agreement will be governed by the substantive law of the State of Nevada, and may be executed in counterparts.

The parties hereby have entered into this Agreement as of the date set forth above.

IPEC HOLDINGS INC.

By:__________________________
Company Officer

“Optionee”

__________________________
“Optionee”

Optionee